UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

001-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.750% Cumulative Preferred Stock, Series U, $0.01 par value per share	PSBPrU	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.700% Cumulative Preferred Stock, Series V, $0.01 par value per share	PSBPrV	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.200% Cumulative Preferred Stock, Series W, $0.01 par value per share	PSBPrW	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.250% Cumulative Preferred Stock, Series X, $0.01 par value per share	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.200% Cumulative Preferred Stock, Series Y, $0.01 par value per share	PSBPrY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2019, PS Business Parks, Inc., a California corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the other underwriters named therein, the Company and PS Business Parks, L.P., a California limited partnership (the “Operating Partnership”), relating to a public offering by the Company of 12,000,000 of its depositary shares (the “Depositary Shares”), each representing 1/1,000 of a share of the 4.875% Cumulative Preferred Stock, Series Z of the Company (the “Preferred Stock”). Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to 1,000,000 additional Depositary Shares to cover over-allotments.

The underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

At closing of the offering, an amendment to the agreement of limited partnership of the Operating Partnership will be executed to create a series of partnership units of the operating partnership with terms and preferences generally mirroring those of the Preferred Stock. The Company will contribute the proceeds from the sale of the Depositary Shares to the Operating Partnership in exchange for such preferred units. A copy of the amendment will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2019.

Item 3.03	Material Modification to Rights of Securityholders

Upon issuance of the Preferred Stock referenced in Item 5.03 below, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other stock of the Company ranking junior to or on a parity with the Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Preferred Stock during any dividend period.

The terms of the Preferred Stock are set forth in the Certificate of Determination filed as Exhibit 3.1 hereto and incorporated herein by reference. The terms of the Depositary Shares are set forth in the Deposit Agreement, dated as of October 24, 2019, among the Company, American Stock Transfer & Trust Company, LLC, as depositary, and the holders of the depositary receipts issued thereunder (the “Deposit Agreement”). The Deposit Agreement is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Under the Company’s Restated Articles of Incorporation, as amended, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. On October 25, 2019, the Company filed with the Secretary of State of the State of California, a Certificate of Determination designating 13,000 shares of the Company’s preferred stock as “4.875% Cumulative Preferred Stock, Series Z.” A copy of the Certificate of Determination is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement relating to the Company’s depositary shares representing shares of the Company’s 4.875% Cumulative Preferred Stock, Series Z, Liquidation Preference Equivalent to $25.00 per depositary share.

3.1	Certificate of Determination for the 4.875% Cumulative Preferred Stock, Series Z.

4.1	Deposit Agreement Relating to the Depositary Shares (including form of Depositary Receipt).

5.1	Opinion of Hogan Lovells US LLP as to the validity of the Preferred Stock and Depositary Shares.

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date:	October 25, 2019

By:	/s/ Maria R. Hawthorne
Maria R. Hawthorne
Chief Executive Officer